UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

August 29, 2014

Date of Report (date of Earliest Event Reported)

CHUMA HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-53447	20-5893809
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

350 N. Glendale Avenue, Suite B#212
Glendale, CA 91206
 (Address of principal executive offices and zip code)
(702) 751-8455
(Registrant’s telephone number, including area code)

CANNAMED CORPORATION

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02         Departure of Directors or Certain Officers’ Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

            Resignation of Jordan Shapiro

 On September 3, 2014, Jordan Shapiro resigned as Chuma Holdings, Inc.’s (the “Company”) (formerly known as Cannamed Corporation) President, effective immediately. Mr. Shapiro will continue to serve as the Company’s Chief Executive Officer, Secretary and as a member of the Board of Directors (the “Board”).

Appointment of Kevin Wright

            On September 3, 2014, the Board appointed Kevin Wright, 41, as President of the Company and as a member of the Board.

            Mr. Wright has served in a variety of senior executive and directorship positions, including a director position at a private marketing and advertising company. Mr. Wright has worked for businesses in Canada, the United States, and the United Kingdom where he was instrumental in formulating successful marketing strategies for clients such as Vonage, IBM, Akzo Nobel, Rogers, CIBC, and Molson’s. Over the course of his 20-year career, Mr. Wright has been an award-winning director for multi-national marketing and advertising companies.

            In April 2014, Mr. Wright began working for the Company as a key consultant. The Company decided to offer Mr. Wright the role of President and director on the Board after having the opportunity to work with Mr. Wright and evaluate his ability to read and predict market and customer needs.

            The Company and Mr. Wright entered into a two-year Executive Employment Agreement pursuant to which Mr. Wright will earn a base salary of $4,000 per month. Mr. Wright also received an option to purchase 400,000 shares of the Company’s common stock. This option vests and becomes exercisable over two years.

Item 5.03         Amendments to Articles of Incorporation or Bylaws

            Effective August 29, 2014, the Company amended its Articles of Incorporation with the Nevada Secretary of State to formally change its name from Cannamed Corporation to Chuma Holdings, Inc. (the “Name Change”).  The Company previously announced the proposed Name Change in connection with the Company’s merger with its wholly-owned subsidiary, Chuma Holdings, Inc. pursuant to a Current Report on Form 8-K filed on August 26, 2014 which is incorporated by reference herein.

Item 8.01         Other Items

            Completion of Merger and Name Change

The Company previously announced in its Current Report on Form 8-K filed on August 26, 2014, that on August 12, 2014, the Board approved an agreement and plan of merger to merge with the Company’s newly formed and wholly-owned subsidiary, Chuma Holdings, Inc., a Nevada corporation, to effectuate a name change from Cannamed Corporation to Chuma Holdings, Inc. (collectively, the “Merger’). The Company remains the surviving entity.

            On August 12, 2014, the Company formed the subsidiary for the sole purpose of the Merger and Name Change. On August 19, 2014, the Company filed the Articles of Merger with the Nevada Secretary of State to effectuate the Merger and Name Change with an effective date of August 29, 2014.

The foregoing description of the Merger and Name Change is qualified in its entirety by reference to the Merger Agreement which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

            OTC Voluntary Ticker Symbol Change

            In connection with the Name Change, the Company has applied for and been granted a new ticker symbol (“CHUM”) which is effective August 29, 2014.

Item 9.01         Financial Statements and Exhibits

Exhibit No.      Description

10.1                 Merger Agreement and Articles of Merger, with an effective date of August 29, 2014, by and between Cannamed Corporation and Chuma Holdings, Inc.

99.1                 Executive Employment Agreement by and between the Company and Kevin Wright, dated September 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                                                                                                                                  CANNAMED CORPORATION

Date: September 5, 2014                                                                                                                                                                                                                      By:/s/ Jordan Shapiro

                                                                                                                                                                                                                                                          Jordan Shapiro

                                                                                                                                                                                                                                                          Duly Authorized Officer, Chief Executive Officer